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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                   PURSUANT TO SECTION 13 OR OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) : December 30, 1998
                               (December 15,1998)

                              THE MACERICH COMPANY
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             (Exact name of registrant as specified in its charter)

                                    Maryland
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                 (State or other jurisdiction of incorporation)

          1-12504                                    95-4448705
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     (Commission File No.)              (IRS Employer Identification No.)



        401 Wilshire Boulevard, Suite 700,Santa Monica, California 90401
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                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (310) 394-6911


                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report)


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Item 5.           Other Events


On December 15, 1998, Macerich Fayetteville Limited Partnership, a wholly-owned subsidiary of The Macerich Company (the "Registrant") and The Macerich
Partnership, L.P., acquired a 100% interest in Northwest Arkansas Mall, a shopping mall containing approximately 786,000 square feet, in an asset sale. The seller was Tri State Joint Venture, a Maryland joint venture partnership consisting of an affiliate of Teachers Insurance and Annuity Association ("TIAA") and an affiliate of the Rouse Company ("Seller"). The assets acquired include, among other things, real property, the buildings and improvements located thereon, certain lease interests, tangible and intangible personal property and rights related thereto.

The purchase price was approximately $94 million in cash, and was determined in good faith, arms length negotiations between Registrant and the Seller. The purchase price was partially funded by a concurrently placed 10 year loan of $63 million from TIAA. In negotiating the purchase price the Registrant considered, among other factors, the mall's historical and projected cash flow, the nature and term of existing tenancies and leases, the current operating costs, the expansion availability, the physical condition of the property, and the terms and conditions of available financing. No independent appraisals were obtained by the Registrant. The Registrant intends to continue operating the mall as currently operated and leasing the space therein to national and local retailers.

The description contained herein of the transaction described above does not purport to be complete.



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                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on December 30, 1998.


                                   THE MACERICH COMPANY




                                   By:  /s/Thomas  O'Hern
                                        Thomas O'Hern Senior Vice President
                                        and Chief Financial Officer



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